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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF STEVENS & LEE, P.C.]

                                  May 14, 2002



Board of Trustees
Sovereign Real Estate Investment Trust
103 Foulk Road
Suite 200
Wilmington, Delaware  19803

Re:  Registration of 161,792 Shares of Series A
     Preferred Interests of Sovereign Real Estate
     Investment Trust ("Sovereign REIT") on Form S-4

Ladies and Gentlemen:

     In connection with the registration and offer to exchange (the "Exchange Offer") 161,792 shares of 12% Series A Non-Cumulative Exchangeable Preferred Interests (the "REIT Preferred Interests") for an equal amount of outstanding 12% Series A Non-Cumulative Exchangeable Preferred Interests, each automatically and mandatorily exchangeable for newly issued shares of Preferred Stock of Sovereign Bank ("Bank Preferred Stock") under certain circumstances, covered by Sovereign REIT's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC"). We, as counsel to Sovereign REIT, have reviewed:

     (1) the Certificate of Trust of Sovereign REIT, as corrected;

     (2)     the Amended and Restated Declaration of Trust of
             Sovereign REIT;

     (3)     the Bylaws of Sovereign REIT;

     (4) resolutions adopted by the Board of Trustees of Sovereign REIT on August 24, 2000, and November 7,
             2001;

     (5)     a subsistence certificate with respect to Sovereign
             REIT issued by the Secretary of the State of Delaware;

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     (6)     the Registration Statement; and

     (7) a copy of the global certificate representing shares of the REIT Preferred Interests.

     Based upon our review of the foregoing, it is our opinion that:

     (a) Sovereign REIT has been duly organized and is validly subsisting as a business trust under the laws of the State of Delaware; and

     (b) the REIT Preferred Interests have been duly authorized, and when issued in accordance with the Exchange Offer as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the SEC thereunder.

                                  Very truly yours,

                                  STEVENS & LEE


                                  /S/ Stevens & Lee



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